UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2016

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine, California 92614
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2016, Cryoport, Inc. (the “Company”) consummated its issuer tender offer (the “Offer”) with respect to certain warrants to purchase up to 2,448,000 shares of common stock of the Company (collectively, the “Original Warrants”). The terms and conditions of the Offer were set forth in the Company’s Tender Offer Statement on Schedule TO and the related exhibits included therein initially filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2016, as subsequently amended.

The Offer expired at 9:00 p.m., Pacific Time on April 7, 2016 (the “Expiration Date”). Pursuant to the Offer, Original Warrants to purchase 2,020,597 shares of the Company’s common stock were tendered by holders of Original Warrants and were amended (as amend, the “Amended Warrants”) and exercised in connection therewith, resulting in the issuance by the Company of an aggregate of 2,020,597 shares of its common stock (the “Exercise Shares”) for aggregate gross proceeds of $2,525,746.

The Original Warrants of holders who elected to participate in the Offer were amended to: (i) reduce the exercise price to $1.25 per share; and (ii) shorten the exercise period to expire concurrently with the Expiration Date. In addition, such holders also agreed: (A) to not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of the Exercise Shares without the prior written consent of the Company for a period of sixty (60) days after the Expiration Date (the “Lock-Up Period”); and (B) acting alone or with others, to not effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

The Amended Warrants also provide that, on or prior to June 30, 2016 (the “Filing Date”), the Company will be required to prepare and file with the SEC a registration statement on Form S-1 covering resales of the Exercise Shares. In addition, the Company is required to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC. In the event that the Company fails to file such registration statement by the Filing Date, then for each month following the Filing Date that the Company has not filed such registration statement, the Company shall issue to the holder of Exercise Shares, for no additional consideration, one share of common stock for every one hundred Exercise Shares held by such holder; provided, however, the Company shall only be liable to issue such shares for the first three months following the Filing Date and shall not be liable if any such delay is due to such holder’s failure to promptly provide on request by the Company any information required or the provision of inaccurate or incomplete information by such holder.

The foregoing summary of the Amended Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each of the forms of amendment, which are filed as Exhibits 4.1 and 4.2 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Original Warrants were initially issued to investors in private placement transactions, in each case in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). In connection with such transactions, all of the initial holders of the Original Warrants represented to the Company that they were “accredited investors” within the meaning of Rule 501 under Regulation D. Similarly, the issuances of the Amended Warrants and the Exercise Shares pursuant to the Offer were exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D. In connection with the Offer, all holders of tendered Original Warrants represented that they were “accredited investors.”

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

4.1	Form of Amendment to Warrant to Purchase Common Stock (relating to Amended Warrants with an original exercise price of $8.28)

4.2	Form of Amendment to Warrant to Purchase Common Stock (relating to Amended Warrants other than those with an original exercise price of $8.28)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: April 13, 2016	By:	/s/ Robert Stefanovich
Robert Stefanovich Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Amendment to Warrant to Purchase Common Stock (relating to Amended Warrants with an original exercise price of $8.28)

4.2	Form of Amendment to Warrant to Purchase Common Stock (relating to Amended Warrants other than those with an original exercise price of $8.28)